UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2005 (February 10, 2005)

LUMINEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30109	74-2747608

(State or other jurisdiction of incorporation)	(Commission File	(I.R.S. Employer
	Number)	Identification No.)

12212 Technology Boulevard, Austin, Texas	78727

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     At a meeting of the Board of Directors of Luminex Corporation (the “Company”) on February 10, 2005, the Board elected two non-employee directors to fill two newly created directorships as further described under Item 5.02 below. The new directors will be entitled to receive, the Company’s standard compensation for non-employee directors as further described under Item 5.02 below.

     Additionally, on February 10, 2005, after consideration of presentations and recommendations of management and such other matters and information as deemed appropriate, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved certain resolutions regarding 2004 Performance Bonuses:

     Fiscal 2004 Performance Bonuses. The fiscal 2004 performance bonuses for the Company’s named executive officers were approved as follows, based, in part, upon the achievement of specified Company and individual performance objectives and pursuant to previously filed employment agreements:

Name	Title	Bonus Amount
Patrick J. Balthrop	Chief Executive Officer and President	$360,000
Harriss T. Currie	Vice President, Finance and Chief Financial Officer	$99,688
Randel S. Marfin	Vice President, Sales & Business Development	$91,850
James W. Jacobson	Vice President, Research and Development	$99,814
Oliver H. Meek	Vice President, Manufacturing	$82,650
David S. Reiter	Vice President, General Counsel and Corporate Secretary	$94,500
Gregory J. Gosch	Vice President, Marketing	$15,000	(1)

(1)	Joined the Company October 25, 2004 and pursuant to Mr. Gosch’s employment agreement, was guaranteed a bonus for 2004 of not less than $15,000.

     The Compensation Committee also approved resolutions to increase the exercise price of Mr. Balthrop’s existing nonqualified stock option grant for the purchase of 500,000 shares of the Company’s common stock dated May 15, 2004 from $9.36 per share to $10.10 per share (the closing market price on the date immediately preceding the original grant date). This modification was made in order to eliminate the potential application of certain adverse tax implications in light of tax law changes created as a result of the American Jobs Creation Action of 2004. In connection therewith, the Compensation Committee approved a cash bonus payable to Mr. Balthrop to be paid consistent with the vesting period of the option grant, subject to Mr. Balthrop’s continued employment, equal to $370,000. According to the vesting schedule and assuming no acceleration event contemplated by the Plan, one quarter of the cash bonus will be paid as of May 15, 2005 (the first vesting date and consistent with the equity vesting) and the balance of such payments shall be made in equal monthly installments over the 36 months thereafter.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     At a meeting of the Board of Directors of the Company on February 10, 2005, and as announced in a press release dated February 11, 2005, Lawrence E. Hirsch and C. Thomas Caskey gave notice of their intention to resign from the Board of Directors effective as of March 17, 2005 for Mr. Hirsch and as of the date of the Company’s 2005 Annual Meeting of Stockholders for Dr. Caskey. Neither Mr. Hirsch’s or Dr. Caskey’s resignation was a result of a disagreement with the Company.

     At the same meeting, in accordance with the Company’s bylaws, the Board approved an increase in the number of directors from nine to eleven resulting in two new directorships. Based upon, among other considerations, the recommendation of the Nominating and Corporate Governance Committee, the Board thereafter elected Gerard Vaillant as a Class I director and Jay B. Johnston as a Class II director, each to fill the newly created directorships in accordance with the Company’s bylaws. No decision was made at the meeting with respect to which committees, if any, either of Messrs. Vaillant or Johnston will participate. The Nominating and Corporate Governance Committee, in conjunction with the full board of directors, will evaluate the committee(s) for which the new directors may best serve the Company and its stockholders. The Board does not currently intend to fill the vacancies in Class I and Class II of the Company’s Board of Directors that will result from the resignations of Mr. Hirsch and Dr. Caskey.

     In connection with their elections, and in accordance with the Company’s currently established compensation policies with respect to non-employee directors, Messrs. Vaillant and Johnston were each granted an initial, new director non-qualified stock option grant pursuant to the 2000 Long-Term Incentive Plan (the “2000 Plan”) for the purchase of 15,000 shares of the Company’s common stock with an exercise price equal to the closing price as reported on The Nasdaq Stock Market on the grant date. The shares subject to the option grants shall vest in equal monthly increments over the next twelve months. In addition, the directors, so long as they continue to serve, will participate in the Company’s standard compensation for non-employee directors which currently consists of annual grants of (i) non-qualified stock options under the 2000 Plan to purchase 5,000 shares of common stock (vesting in one-twelfth increments over a one year period from the date of grant), granted at the fair market value of the Company’s common stock on the date of grant, and (ii) 1,666 shares of restricted stock, which vest one year from the date of grant. The terms of the foregoing awards are further described, and will be subject to, the terms of the 2000 Plan and the individual award agreements. The Company has previously filed the forms of award agreements under the 2000 Plan. Such awards are subject to the review from time to time by the Compensation Committee of the board of directors to ensure the appropriateness of compensation for the non-employee directors.

     Additionally, pursuant to the aforementioned policies, Messrs. Vaillant and Johnston will receive an annual retainer of $12,000 in cash, payable in arrears in four equal quarterly installments (pro rated as applicable), and reimbursement for expenses incurred in connection with attending Board of Directors and committee meetings. They will also receive $1,000 for each Board or committee meeting attended in person and $500 for each Board or committee meeting attended via teleconference. In addition, if in the future either (or both) are appointed to and participate as members of the Audit Committee of the Board of Directors, they will receive an annual $10,000 retainer for their service on the Audit Committee.

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1	Press Release dated February 11, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION
Date: February 11, 2005	By:	/s/ Harriss T. Currie
Harriss T. Currie
Chief Financial Officer